UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 1, 2010
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 1, 2010, RTI International Metals, Inc. (“RTI” or the “Company”) consented to an Assumption Agreement (the “Commitment Increase Agreement”) related to RTI’s First Amended and Restated Credit Agreement, as amended (the “Credit Facility”). Under the terms of the Credit Facility, RTI may, no more than once a year, request to increase the total size of the facility in minimum increments of $10,000,000 but not in an amount which causes the total revolving credit facility to exceed $300,000,000. In accordance with the terms of the Credit Facility, an additional lender provided a revolving credit commitment under the Commitment Increase Agreement in the amount of $25,000,000, with the result that the total revolving credit commitments increased to $225,000,000.
The above description of the Commitment Increase Agreement is qualified in its entirety by reference to the full text of the Commitment Increase Agreement. A copy of the Commitment Increase Agreement is incorporated herein by reference and is attached to this Report on Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description
10.1	Assumption Agreement, dated as of March 1, 2010 by and between PNC Bank, National Association, and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI INTERNATIONAL METALS, INC.
Date: March 5, 2010	By:	/s/ William T. Hull
		Name:	William T. Hull
		Title:	Senior Vice President and Chief Financial Officer (principal accounting officer)

     Exhibit Index.

Exhibit 10.1	Assumption Agreement, dated as of March 1, 2010 by and between PNC Bank, National Association, and Wells Fargo Bank, National Association.